Exhibit 10.59

Wachovia Capital Finance Corporation (Canada)

40 King Street West

Suite 2500

Toronto, ON M5H 3Y2

December 4, 2009

VIA EMAIL

SMTC Manufacturing Corporation of California

2302 Trade Zone Boulevard

San Jose, California USA 95131

-and-

SMTC Manufacturing Corporation of Massachusetts

109 Constitution Boulevard, Unit 160

Franklin, Massachusetts USA 02038

-and-

SMTC Mex Holdings, Inc.

635 Hood Road

Markham, Ontario Canada L3R 4N6

Dear Ms. Jane Todd:

Re:	Wachovia Capital Finance Corporation (Central), Export Development Canada, SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Massachusetts and SMTC Mex Holdings, Inc.

Reference is made to the Second Amended and Restated US Loan Agreement dated as of August 7, 2008 as amended by letter agreement dated April 2, 2009 and August 4, 2009 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “US Loan Agreement”) between Wachovia Capital Finance Corporation (Central), as the Revolving Lender and the Agent, Export Development Canada, as the Tranche B Lender and the Tranche B Agent, and each of SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Massachusetts and SMTC Mex Holdings, Inc., as the US Borrowers.

1.	Definitions. In this letter, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the US Loan Agreement.

2.	Amendment to US Loan Agreement.

(a)	This letter is an amendment to the US Loan Agreement. Unless the context of this letter otherwise requires, the US Loan Agreement and this letter shall be read together and shall have effect as if the provisions of the US Loan Agreement and this letter were contained in one agreement. The term “Agreement” when used in the US Loan Agreement means the US Loan Agreement as amended by this letter, together with all amendments, modifications, supplements, extensions, renewals, restatements and replacements thereof from time to time.

(b)	The US Loan Agreement is amended as follows:

(i)	Section 8.24 “Maximum Unfunded Capital Expenditures” of the US Loan Agreement is deleted and replaced with:

“8.24    Maximum Unfunded Capital Expenditures

Each US Borrower shall ensure that SMTC Corporation and its Subsidiaries do not, directly or indirectly, make or commit to make, whether through purchase, capital leases or otherwise, unfunded Capital Expenditures in an aggregate amount in excess of US$1,600,000 for fiscal year 2009 of SMTC Corporation.

It is the intention of the Agent, the Tranche B Agent and the US Borrowers to reset in writing the Maximum Unfunded Capital Expenditures covenant in Section 8.24 by July 10, 2010 and if the Agent, the Tranche B Agent and the US Borrowers cannot agree on such reset by July 10, 2010 then the maximum unfunded capital expenditure amount above shall be US$500,000 plus one hundred (100%) percent of the unused portion of the permitted Capital Expenditures amount for fiscal year 2009 for fiscal year 2010 and US$500,000 for each fiscal year of SMTC Corporation on a go forward basis.”.

(c)	The effective date of the amendment to the US Loan Agreement provided in this letter is December 4, 2009.

3.	No Novations. Nothing in this letter, or in the US Loan Agreement when read together with this letter, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations.

4.	Financing Agreement. This letter is a Financing Agreement.

5.	Amendment Fee. The US Borrowers shall pay to the Agent an amendment fee of US$2,500 which amendment fee shall be fully earned as of and payable on the date hereof. The US Borrowers shall pay to the Tranche B Agent an amendment fee of US$2,500 which amendment fee shall be fully earned as of and payable on the date hereof.

6.	Expenses. The US Borrowers shall pay all fees, expenses and disbursements including, without limitation, legal fees, incurred by or payable to the Agent, Tranche B Agent and US Lenders in connection with the preparation, negotiation, completion, execution, delivery and review of this letter and all other documents and instruments arising therefrom and/or executed in connection therewith.

7.	Continuance of US Loan Agreement and Security.

(a)	The US Loan Agreement, as amended by this letter, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein.

(b)	Each of the US Borrowers and the Obligors hereby acknowledges, confirms and agrees that:

(i)	all security delivered by the US Borrowers and the Obligors in connection with the US Loan Agreement secures the payment of all of the Obligations including, without limitation, the obligations arising under the US Loan Agreement, as amended by the terms of this letter; and

(ii)	the Agent, the Tranche B Agent and the US Lenders shall continue to have valid, enforceable and perfected first priority liens upon the collateral described in the Financing Agreements, subject only to liens expressly permitted pursuant to the US Loan Agreement.

(c)	To induce the Agent, the Tranche B Agent and the US Lenders to enter into this letter, each of the US Borrowers and the Obligors hereby represent and warrant to each of the Agent, the Tranche B Agent and the US Lenders as follows, which representations and warranties shall survive the execution and delivery of this letter:

(i)	the US Borrowers and the Obligors are in compliance with all covenants in the Financing Agreements;

(ii)	all the representations and warranties set out in the Financing Agreements are true and accurate;

(iii)	no Default or Event of Default has occurred or is continuing;

(iv)	no material adverse change has occurred with respect to any of the US Borrowers or the Obligors since the date of the Agent’s latest field examination and no change or event has occurred which would have a material adverse effect on any of the US Borrowers or the Obligors;

(v)	the execution delivery, delivery and performance of this letter and the transactions contemplated hereunder are all within its powers, have been duly authorized by it and are not in contravention of law or the terms of its organizational documents or any indenture, agreement or undertaking to which it is a party or by which it or its property is bound;

(vi)	it has duly executed and delivered this letter; and

(vii)	this letter constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

8.	Counterparts. This letter may be executed in any number of separate original, facsimile or pdf counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.	Governing Law. The validity, interpretation and enforcement of this letter and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the State of Illinois.

10.	Further Assurances. At the request of any of the Agent, the Tranche B Agent and the US Lenders at any time and from time to time, each of the US Borrowers and the Obligors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be requested by any of the Agent, the Tranche B Agent and the US Lenders to effectuate the provisions or purposes of this letter.

11.	Amendments and Waivers. Neither this letter nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by the parties hereto.

12.	Headings. The division of this letter into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this letter.

13.	Successors and Assigns. This letter shall be binding upon and inure to the benefit of and be enforceable by the Agent, the Tranche B Agent, the US Lenders, the US Borrowers and the Obligors and their respective successors and assigns. The US Borrowers and the Obligors may not assign their respective rights under this letter without the prior written consent of the Agent, the Tranche B Agent and the US Lenders.

14.	Partial Invalidity. If any provision of this letter is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this letter as a whole, but this letter shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

15.	Acceptance. If the foregoing correctly sets out our agreement, please indicate your acceptance of this letter by signing below and returning an executed copy to us by no later than 5:00 p.m. on December 4, 2009 (the “Effective Date”). If not so signed and returned to us by all parties hereto on the Effective Date, this letter shall be null and void.

Yours truly, REVOLVING LENDER AND AGENT:

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)

By:
	Name:	Carmela Massari
	Title:	First Vice President Wachovia Capital Finance Corporation (Canada)

By:
Name:
Title:

Agreed this 4th day of December 2009.

TRANCHE B LENDER AND TRANCHE B AGENT:

EXPORT DEVELOPMENT CANADA

By:
	Name:	PETER JOHNSTON
	Title:	LOAN PORTFOLIO MOR

By:
	Name:	KEVIN SKILLITER
	Title:	SR ASSET MANAGER

Agreed this 4th day of December 2009.

US BORROWER:			US BORROWER:

SMTC MANUFACTURING CORPORATION OF CALIFORNIA			SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS

By:			By:
	Name:	J Todd		Name:	J Todd
	Title:	Secretary & Treasurer		Title:	Secretary & Treasurer

By:			By:
	Name:			Name:
	Title:			Title:

US BORROWER:

SMTC MEX HOLDINGS, INC.

By:
	Name:	J Todd
	Title:	Secretary & Treasurer

By:
Name:
Title:

OBLIGORS:

Each of the undersigned Obligors hereby:

(a)	acknowledges, confirms and agrees that such Obligor’s Financing Agreements (as each of the same may have been amended, modified, supplemented, extended, renewed, restated or replaced) remain in full force and effect as at the date hereof in respect of the Obligations under the US Loan Agreement;

(b)	acknowledges and confirms that such Obligor has received a copy of the US Loan Agreement and this letter and understands and agrees to the terms thereof;

(c)	acknowledges and confirms that the representations and warranties set forth in the Financing Agreements to which it is a party continue to be true and correct as of the date hereof; and

(d)	acknowledges and confirms that it is in compliance with the covenants set forth in the Financing Agreements to which it is a party as of the date hereof.

Dated as of the 4th day of December, 2009.

SMTC CORPORATION			SMTC HOLDINGS, LLC

By:			By:
	Name:	J Todd		Name:	J Todd
	Title:	Secretary & Treasurer		Title:	Secretary & Treasurer

By:			By:
	Name:			Name:
	Title:			Title:

HTM HOLDINGS, INC.			RADIO COMPONENTES DE MEXICO, S.A. DE C.V.

By:			By:
	Name:	J Todd		Name:	J Todd
	Title:	Secretary & Treasurer		Title:	Secretary & Treasurer

By:			By:
	Name:			Name:
	Title:			Title:

SMTC DE CHIHUAHUA, S.A. DE C.V.

By:
	Name:	J Todd
	Title:	Secretary & Treasurer

By:
Name:
Title: